Comerica Incorporated April 20, 2005 First Quarter 2005 Financial Review

Safe Harbor Statement Any statements in this news release that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Words such as "anticipates," "believes," "feels," "expects," "estimates," "seeks," "strives," "plans," "intends," "outlook," "forecast," "position," "target," "mission," "assume," "achievable," "potential," "strategy," "goal," "aspiration," "outcome," "continue," "remain," "maintain," "trend," "objective" and variations of such words and similar expressions, or future or conditional verbs such as "will," "would," "should," "could," "might," "can," "may" or similar expressions, as they relate to the Corporation or its management, are intended to identify forward-looking statements. These forward-looking statements are predicated on the beliefs and assumptions of Comerica's management based on information known to Comerica's management as of the date of this news release and do not purport to speak as of any other date. Forward-looking statements may include descriptions of plans and objectives of Comerica's management for future or past operations, products or services, and forecasts of Comerica's revenue, earnings or other measures of economic performance, including statements of profitability, business segments and subsidiaries, estimates of credit trends and global stability. Such statements reflect the view of Comerica's management as of this date with respect to future events and are subject to risks and uncertainties. Should one or more of these risks materialize or should underlying beliefs or assumptions prove incorrect, Comerica's actual results could differ materially from those discussed. Factors that could cause or contribute to such differences are changes in the pace of an economic recovery and related changes in employment levels, the effects of war and other armed conflicts or acts of terrorism, implementation of Comerica's strategies and business models, management's ability to maintain and expand customer relationships, changes in the accounting treatment of any particular item, the impact of regulatory examinations, declines or other changes in the businesses or industries in which Comerica has a concentration of loans, including, but not limited to, the automotive industry, the anticipated performance of any new banking branches, the entry of new competitors in Comerica's markets, changes in the level of fee income, changes in applicable laws and regulations, including those concerning taxes, banking, securities and insurance, changes in trade, monetary and fiscal policies, including the interest rate policies of the Board of Governors of the Federal Reserve System, fluctuations in inflation or interest rates, changes in general economic conditions and related credit and market conditions and adverse conditions in the stock market. Comerica cautions that the foregoing list of factors is not exclusive. Forward-looking statements speak only as of the date they are made. Comerica does not undertake to update forward-looking statements to reflect facts, circumstances, assumptions or events that occur after the date the forward-looking statements are made. For any forward-looking statements made in this news release or in any documents, Comerica claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Agenda This presentation provides an overview of the first quarter 2005 financial performance for Comerica Incorporated. All information contained herein has been made public. Please refer to our press release and financial statements for additional detail. Highlights Segment Results Income Statement Loan Growth Credit Quality Deposit Growth Outlook Questions & Answers Appendix

Highlights

Business Segment Contribution to Net Income

Market Segment Contribution to Net Income

1Q04 2Q04 3Q04 4Q04 1Q05 Net Interest Income 445 448 451 466 460 Net Interest Margin 0.0383 0.0377 0.0386 0.0396 0.04 Net Interest Income down $6 MM (-1%) from 4Q04 to $460 MM Net Interest Margin of 4.00% up 4 bps from 4Q04 due to greater contribution from non- interest bearing deposits and shift in asset mix from short-term investments to loans Net Interest Income & Margin

Non-Interest Income

Non-Interest Expenses

Geographic Loan Growth

Line of Business Loan Growth

Automotive Loan Portfolio December 31, December 31, December 31, 2004 2003 2002 Loan Outstandings: Floor Plan $ 2.6 $ 2.7 $ 2.6 Other Dealer 1.6 1.6 1.4 Dealer 4.2 4.3 4.0 All Other 2.4 2.3 3.0 Total Automotive Outstandings $ 6.6 $ 6.6 $ 7.0 Dealer as a % of Automotive Outstandings 64% 65% 58% Loan Commitments: Dealer $ 5.6 $ 5.4 $ 4.8 All Other 5.4 5.3 6.7 Total Automotive Commitments $11.0 $10.7 $11.5 Dealer as a % of Automotive Commitments 51% 50% 42% Period-end dollar amounts in $billions; % based on full dollar amount

National Dealer Services Western Division Florida Midwest Division Other Texas 2.6 0.5 0.3 0.4 0.2 Franchise Distribution Toyota / Lexus 19% Ford 16% Honda / Acura 14% General Motors 14% Daimler Chrysler 14% Nissan / Infinity 6% Other Asian 6% Non Specific 6% Other European 5% 2004 Average Loans Outstanding: $4.0 billion Midwest Region $0.3 B 8% Western Region $2.6 B 64% Texas $0.2 B 5% Other $0.4 B 10% Florida $0.5 B 13% Geographic Dispersion

Midwest Western Division Texas Florida 0.71 0.2 0.07 0.02 Midwest & Other $192 M 71% Western Region $53 M 20% Texas $20 M 7% Geography based on location of loan office. Western Region includes: CA, AZ, NV, CO, WA Non-Accrual Loans as of 3/31/05 Florida $4 M 2% Line of Business: Middle Market 51% Small Business 15 Commercial Real Estate 11 Industry: Automotive 30% Real Estate 14 Services 12

Three Months Ended Dollar amounts in millions. Net change for balances <$2 MM, other than business loan charge-offs and loans sold, included in Payments / Other. Non-Accrual Loans

Michigan & Nat'l Businesses Western Division Texas Florida 15897 9030 8080 3891 Texas $8 M 21% Western $9 M 24% Midwest & Other $17 M 45% Geography based on location of loan office. Western Region includes: CA, AZ, NV,CO,WA First Quarter Net Charge Offs Line of Business: Middle Market 32% Specialty Businesses 25 Private Banking 13 Industry: Transportation 21% Contractors 16 Consumer Non-Durables 10 Florida $4 M 10%

Automotive Credit Quality Three Months Ended Three Months Ended Three Months Ended Three Months Ended Three Months Ended 3/31/05 12/31/04 9/30/04 6/30/04 3/31/04 Nonaccrual loans $81 $81 $92 $84 $115 % of Total 30% 26% 26% 21% 24% Transfers to Nonaccrual $12 $17 $30 $ 3 $36 % of Total 18% 25% 28% 4% 39% Net Charge-offs $4 $ 6 $12 $ 7 $ 8 % of Total 10% 17% 37% 12% 11% Dollar amounts in $millions Dollar amounts in $millions Dollar amounts in $millions Dollar amounts in $millions Dollar amounts in $millions Dollar amounts in $millions

Allowance for Loan Losses 1Q04 2Q04 3Q04 4Q04 1Q05 Allowance for loan losses ($millions) 798 762 729 673 636 Allowance for Loan Losses/Total Loans 0.0199 0.019 0.0183 0.0165 0.0152 $ in millions $636

Line of Business Deposit Growth

2005 Trends Mid-single digit increase in average loans Average earning assets virtually unchanged Average net interest margin of about 4.00% Low-single digit non-interest income growth Low-single digit increase in non-interest expenses Average net charge-offs of about 35 basis points Active capital management

Questions & Answers Ralph Babb, Chairman & CEO Beth Acton, EVP & Chief Financial Officer Dale Greene, EVP & Chief Credit Officer & Helen Arsenault, Director of Investor Relations

Appendix

1Q 2005 Average Loans

1Q 2005 Average Deposits